UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported):     October 30, 2015

AEGION CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-10786	45-3117900
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17988 Edison Avenue, Chesterfield, Missouri	63005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code                (636) 530-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On October 30, 2015, Aegion Corporation (the “Company”) entered into an Amended and Restated Credit Agreement (the “Credit Agreement”) with a syndicate of banks, with Bank of America, N.A. serving as the administrative agent, swing line lender and an L/C issuer, JPMorgan Chase Bank, N.A. and U.S. Bank National Association serving as co-syndication agents and L/C issuers (the “New Facility”). Merrill Lynch, Pierce, Fenner & Smith Incorporated, JPMorgan Securities LLC and U.S. Bank National Association acted as joint lead arrangers and joint bookrunners in the syndication of the New Facility. In addition to Bank of America, N.A., JPMorgan Chase Bank, N.A., and U.S. Bank National Association, the participating banks in the syndicate are Compass Bank, Fifth Third Bank, PNC Bank, National Association, Wells Fargo Bank, National Association, Branch Banking and Trust Company, BMO Harris Bank, N.A. and National Bank of Kuwait SAK, Grand Cayman Branch.

The New Facility consists of a $350 million term loan and a $300 million revolving line of credit, each with a maturity date of October 30, 2020. The Company has the ability to increase the amount of the borrowing commitment under the New Facility by up to $250 million in the aggregate. The New Facility is guaranteed by a majority of the Company’s wholly-owned domestic subsidiaries and two of its wholly-owned foreign subsidiaries, and is secured by substantially all of the personal property of the Company and a majority of the Company’s wholly-owned domestic subsidiaries and a pledge of equity interests in certain of the Company’s subsidiaries.

At the Company’s election, borrowings under the New Facility will bear interest at either (i) a Base Rate (as defined in the Credit Agreement) plus an applicable margin ranging from 0.25% to 1.25%, or (ii) the Eurocurrency Rate (as defined in the Credit Agreement) plus an applicable margin ranging from 1.25% to 2.25%. The applicable margins are determined quarterly based upon the Company’s consolidated leverage ratio.

The New Facility is subject to certain financial covenants, including a consolidated leverage ratio and a consolidated fixed charge coverage ratio. The New Facility also provides for events of default, including in the event of non-payment or certain defaults under other outstanding indebtedness of the Company.

This New Facility replaces the Company’s prior credit facility that was due to expire on July 1, 2018. Letters of credit that were outstanding as of October 30, 2015, under the expiring facility were converted to letters of credit under the New Facility.

The entire amount of the term loan was drawn by the Company on October 30, 2015, for the following purposes: (1) retire existing indebtedness outstanding under the Company’s prior credit facility; (2) fund expenses associated with the New Facility; and (3) provide working capital for general corporate purposes.

The foregoing description of the New Facility and the Credit Agreement is qualified in its entirety by reference to the Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

	(d)	The following exhibits are filed as part of this report:

Exhibit Number	Description

10.1

Amended and Restated Credit Agreement, dated as of October 30, 2015, among Aegion Corporation, the Guarantors, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer and the other parties thereto, filed herewith (confidential portions have been omitted and filed separately with the SEC)

*     *     *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEGION CORPORATION

By:	/s/ David F. Morris
David F. Morris
Executive Vice President, General Counsel and Chief Administrative Officer

Date: November 2, 2015

INDEX TO EXHIBITS

These exhibits are numbered in accordance with the Exhibit Table of Item 601 of Regulation S-K.

Exhibit Number	Description

10.1

Amended and Restated Credit Agreement, dated as of October 30, 2015, among Aegion Corporation, the Guarantors, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer and the other parties thereto, filed herewith (confidential portions have been omitted and filed separately with the SEC)